UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012

KID BRANDS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, East Rutherford, New Jersey 07073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Information required by this Item is contained in Item 2.04 below, which is incorporated by reference herein.

Section 2 — Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As has been previously disclosed, in connection with the sale by Kid Brands, Inc. (“KID”) of its former gift business in December 2008 to The Russ Companies, Inc. (“TRC”), KID and Russ Berrie U.S. Gift, Inc. (“U.S. Gift”), KID’s subsidiary at the time (and currently a subsidiary of TRC), sent a notice of termination with respect to the lease (the “TRC Lease”), originally entered into by KID (and subsequently assigned to U.S. Gift) of a facility in South Brunswick, New Jersey. Although the TRC Lease became the obligation of TRC (through its ownership of U.S. Gift), KID remained potentially obligated for rental and other specified payments due thereunder (to the extent they were owed but not paid by U.S. Gift).

On July 18, 2011, the landlord under the TRC Lease (the “TRC Landlord”) filed a complaint in the Superior Court of New Jersey Law Division: Middlesex County, alleging that KID had breached the TRC Lease and a related assignment by failing to pay rent and other charges due and owing to the TRC Landlord by U.S. Gift pursuant to the TRC Lease, in an aggregate amount of approximately $12 million as of June 11, 2011 (the “Complaint”). As disclosed in KID’s most recent Quarterly Report on Form 10-Q, KID had accrued $1.1 million for potential liabilities for rental and related charges owed by U.S. Gift under the TRC Lease, and stated that it could not assess its potential liability for other amounts allegedly owed thereunder.

As of January 20, 2012, KID and the TRC Landlord entered into a General Release and Settlement Agreement (the “Agreement”), pursuant to which: (i) KID (without admission of liability) has agreed to pay the TRC Landlord $1.4 million in full and final satisfaction and settlement of all claims asserted against KID in the Complaint, and (ii) the TRC Landlord and related releasing parties have released KID and other specified releasees from all claims against them, including any claims arising out of matters asserted in the Complaint. KID has agreed to pay the settlement amount within 30 days of the execution of the Agreement, and the TRC Landlord has agreed to dismiss the Complaint with prejudice within 10 days of receipt of such payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel